UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 12, 2023/ September 6, 2023

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive
Fort Mill, South Carolina, 29715
(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05	Costs Associated With Exit or Disposal Activities

On September 6, 2023, Domtar Corporation (the “Company”) announced that it will indefinitely idle its pulp and paper mill in Espanola, Ontario, for an expected period greater than one year. The decision will result in a curtailment of Domtar’s annual pulp production by approximately 280,000 air-dried metric tons of northern bleached softwood kraft pulp and paper production by approximately 69,000 tons of specialty paper. This decision will affect approximately 450 employees.

It is expected that the pulp production will be discontinued in early October and the paper production will be discontinued by early November.

Costs in connection with the closure of the Company’s Espanola pulp and paper mill are expected to be incurred largely in the third quarter of 2023. The closure is expected to result in an aggregate pre-tax earnings charge of approximately $85 million, of which an estimated $32 million are non-cash charges related to the write-off of the carrying amount of the equipment, related spare parts and inventory obsolescence, an estimated $31 million is cash charges related to severance, employee benefits and termination costs and a $22 million charge for other closure and cleanup costs.

Costs associated with discontinuing production are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent business developments. As such, additional costs may be incurred in future periods.

A copy of the news release is being furnished as Exhibit 99.1 to this form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits 99.1:	Press release of Domtar Corporation, dated September 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of Domtar Corporation, dated September 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice-President, General Counsel and Corporate Secretary

Date: September 12, 2023

4